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                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               FORM 8-K/A

                             CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                    Date of Report: January 27, 2000


                            GLOBAL MEDIA CORP.

          (Exact name of registrant as specified in its charter)

            NEVADA                               91-1842480
---------------------------------            -------------------
  (State or other jurisdiction                (I.R.S. Employer
of incorporation or organization)            Identification No.)

                            400 ROBSON STREET
                             VANCOUVER, B.C.
                            CANADA   V6B 2B4

            (Address of principal executive offices)(Zip Code)

                              (604) 688-9994

           (Registrant's telephone number, including area code)


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ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective January 27, 2000, the Registrant dismissed Ernst & Young LLP, Chartered Accountants, as its independent accountants, and engaged Arthur Anderson LLP, Chartered Accountants, as its new independent accountants. The decision to change independent accountants was approved by the Registrant's Board of Directors on January 27, 2000. No consultation regarding accounting policy or procedures with new auditors occurred prior to their engagement.
In connection with Ernst & Young LLP's audit for the fiscal year for the period from August 1, 1998 to July 31, 1999, and with the subsequent interim period through January 27, 2000:

        (a) the reports of Ernst & Young LLP did not contained an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles; and

        (b) there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make reference to the subject matter of the disagreement in with their reports.

The Registrant has provided Ernst & Young LLP with a copy of the disclosure contained in this Form 8-K and has requested that Ernst & Young LLP provide the Registrant with a letter addressed to the U.S. Securities and Exchange Commission stating whether or they agree with the disclosure. The Registrant will file such letter within ten business days of this filing.

The Registrant has provided Ernst & Young with a copy of the disclosure contained herein and has requested that Ernst & Young provide the Registrant with a letter addressed to the U.S. Securities and Exchange Commission stating whether or they agree with the disclosure. Ernst & Young has provided such a letter, which is attached hereto as an Exhibit to this Current Report on Form 8-K.



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Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits:

          16.1  Letter re Change in Certifying Accountant dated February 7,
                2000.


                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

GLOBAL MEDIA CORP.

By /s/ Jim Porter
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  Jim Porter, Chief Financial Officer
  February 9, 2000


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